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EXHIBIT 10.3


                             SECOND AMENDMENT TO THE
                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

     THIS SECOND AMENDMENT to the AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the "Second Amendment") entered into as of this 10th day of May, 2001, is intended to amend the terms of the Amended and Restated Stock Pledge Agreement dated as of January 25, 2000, as previously amended (the "Pledge Agreement") by and between FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business in Omaha, Nebraska as agent ("FNB-O" or the "Agent") for itself and HARRIS TRUST AND SAVINGS BANK, LASALLE BANK NATIONAL ASSOCIATION, FIRSTAR BANK, N.A., the revolving lenders (the "Revolving Lenders") under the Amended and Restated Revolving Credit Agreement dated as of January 25, 2000, as amended, ( the "Revolving Credit Agreement") and AMERITRADE HOLDING CORPORATION (the "Borrower"). All terms not defined in this Pledge Agreement shall have their respective meanings as set forth in the Revolving Credit Agreement. All terms and conditions of the Pledge Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms used but not otherwise defined herein shall have the respective meanings prescribed in the Pledge Agreement or the Revolving Credit Agreement.

     WHEREAS, in order to induce the Revolving Lenders to make the loan to the Borrower and in order to secure the borrower's obligations due to the Revolving Lenders under the Existing Agreement, and under the notes given in connection therewith, the Borrower entered into the Amended and Restated Stock Pledge Agreement dated as of January 25, 2000, as previously amended (the "Existing Stock Pledge Agreement");

     WHEREAS, in order to induce the Revolving Lenders to grant a waiver to certain covenants in the Revolving Credit Agreement, as set forth more specifically in the Waiver Agreement (the "Waiver") dated as of April 30, 2001, among the Company, the Agent and the Revolving Lenders, the Borrower has agreed to amend the Existing Stock Pledge Agreement;

     NOW, THEREFORE, as additional consideration for the Waiver, the Borrower and the Revolving Lenders hereby agree as follows:

     1. The following definitions in Section 1.1 of the Existing Stock Pledge Agreement are hereby amended to read as follows:

          "Pledged NITE Stock" means the NITE Stock pledged by the Borrower to the Agent under this Stock Pledge Agreement, as shown on Schedule A, including any additional NITE Stock pledged to the Agent, including without limitation, additional NITE Stock pledged in accordance with the provisions of Section 4.3 of this Stock Pledge Agreement.

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          "Stock Rights" means any stock, any dividend or other distribution and any other right or property, including any "securities entitlement" (as defined in Articles 8 and 9 of the Uniform Commercial Code as adopted by the State of Nebraska, as amended from time to time, the meaning to be ascribed thereto with respect to securities entitlements shall be that under the more encompassing of the two definitions), which the Borrower shall now or hereafter receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of the Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, in connection with the Pledged Stock.

     2. Clause (ii) of Section 4.2 of the Existing Stock Pledge Agreement shall be amended to read as follows:

     (ii) vote any of the Pledged Stock in favor of any of the foregoing, except as otherwise permitted in writing by the Requisite Revolving Lenders.

     3. Section 4.3 of the Existing Stock Pledge Agreement is hereby amended to read as follows:

              Section 4.3 NITE Stock Covenants. In connection with the NITE Stock, the Borrower agrees as follows:

                           (a) Mark to Market. The Borrower represents and warrants that the current Pledged NITE Stock on the date hereof has a market value of at least $85,715,000. The Pledged NITE Stock shall be marked to market daily to determine the fair market value of such Collateral. The Borrower shall provide to the Agent weekly a report showing the current fair market value of the Pledged NITE Stock. Such report will be delivered by 5 p.m. on the first Business Day of each week showing the fair market value of the Pledged NITE stock as of the close of the last Business Day of the preceding week.

                           (b) Additional Pledged NITE Stock. In the event that the fair market value of the Pledged NITE Stock (including any additional Pledged NITE Stock delivered to the Agent pursuant to this Stock Pledge Agreement) on any day is less than $85,715,000 or if, on any day, the Principal Loan Amount exceeds 70% of the fair market value of the Pledged NITE Stock on such day, the Borrower shall give notice of such deficiency to the Agent as soon as practicable, but in no event later than three Business Days after the occurrence of such event(s). If, on any day, the Principal Loan Amount then outstanding exceeds 80% of the fair market value of the Pledged NITE Stock on such day, the Borrower shall, within two Business Days, pay down the Notes or deliver to the Agent, or transfer into the Pledged Account, as applicable, additional NITE Stock such that

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                           the Principal Loan Amount then outstanding shall not
                           exceed 70% of the then current fair market value of the Pledged NITE Stock. In the event that the Borrower fails to remedy the collateral deficiency described in the preceding sentence within two Business Days, the Agent on behalf of the Revolving Lenders may require the sale of the Pledged NITE Stock in an amount such that the net proceeds from such sale will be sufficient to reduce the Principal Loan Amount outstanding to an amount not exceeding 70% of the fair market value of the remaining Pledged NITE Stock. The Pledged NITE Stock to be sold will be delivered pursuant to a trust receipt to consummate a sale arranged by the Borrower with the net proceeds of such sale to be paid in immediately available funds to the Agent no later than the third Business Day following the release of such stock.

         4. Section 5.2 of the Existing Stock Pledge Agreement shall be amended to read as follows:

                  Section 5.2. Acceleration and Remedies. If any Event of Default occurs and is continuing, and upon the expiration of any applicable cure period, if any, upon the election of the Requisite Revolving Lenders, the Obligations, including accrued interest, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent, or if the Agent refuses to act upon the direction of the Requisite Revolving Lenders, the Revolving Lenders may (i) exercise all rights set forth in Sections 7.2, 7.3 and 7.4, and (ii) may exercise any or all of the rights and remedies provided (x) in this Stock Pledge Agreement, (y) in the Nebraska Uniform Commercial Code to a secured party when a debtor is in default under a security agreement and (z) by any other applicable law. Upon the occurrence of an Event of Default described in Section 6.1(h)(1) or (2) of the Agreement, acceleration under this Section 5.2 shall occur automatically without the election, declaration, notice or other act on the part of any of the Revolving Lenders.

         5. Section 7.10 of the Existing Stock Pledge Agreement shall be amended to read as follows:

                  Section 7.10 Benefit of Agreement. The terms and provisions of this Stock Pledge Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Revolving Lenders and their respective successors and assignees, except that the Borrower shall not have the right to assign its rights nor delegate its duties under this Stock Pledge Agreement, without the prior written consent of all the Revolving Lenders.

         6. Schedule A to the Existing Stock Pledge Agreement shall be amended to read as shown on Attachment A to this Second Amendment.

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         7.       This Second Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

         8. Any references herein to the Pledge Agreement shall mean this amendment and the Amended and Restated Stock Pledge Agreement dated as of January 25, 2000, as amended from time to time (including this Second Amendment), and any references herein to the Revolving Credit Agreement shall mean the Amended and Restated Revolving Credit Agreement dated January 25, 2000, as amended from time to time.

         9. This Second Amendment shall be effective as of May __, 2001 (the "Effective Date").

         IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this Second Amendment to Amended and Restated Stock Pledge Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.


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                                       AMERITRADE HOLDING CORPORATION


                                       By  /s/ John R. MacDonald
                                         ---------------------------

                                       Title  Chief Financial Officer
                                            -------------------------




                                       FIRST NATIONAL BANK OF OMAHA,


                                       By  /s/ James P.Bonham
                                         ---------------------------------

                                       Title   Vice President
                                            ------------------------------

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